PROMISSORY NOTE


$300,000                                                      New York, New York
                                                                 January 2, 2002

     FOR VALUE RECEIVED, the undersigned, eB2B Commerce, Inc., a New Jersey corporation ("Maker"), does hereby promise to pay to the order of Robert Bacchi ("Payee"), with an address at 85-10 Forrest Parkway, Woodhaven, NY, or at such other place as the Payee or any holder hereof may from time to time designate, the sum of Three Hundred Thousand ($300,000) Dollars, constituting principal and interest at a rate of 3%, in lawful money of the United States and immediately available funds, in three equal installments of $100,000 on each of May 1, 2003, January 1, 2004 and January 1, 2005. All of the interest payable on this Note shall be included in the final $100,000 payment. This Note is made pursuant to
Section 1.6 of an agreement and plan of merger (the "Merger Agreement") dated as of January 2, 2002 among Maker, Payee and others.

1. Security Interest. This Note and all amounts due hereunder shall be secured by the security interest described in the Security Agreement, dated the date hereof, by and between Maker, Payee and Michael Dodier.

2.   Events of Default

     Upon the occurrence of any of the following events (each, an "Event of Default" and collectively, the "Events of Default"):

          (a) failure by Maker to pay the principal or interest of the Note or any installment thereof within ten business days after such payment is due, whether on the date fixed for payment or by acceleration or otherwise; or

          (b) if Maker or any other authorized person or entity shall take any action to effect a dissolution, liquidation or winding up of Maker; or

          (c) if Maker shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or Maker admits in writing its inability to pay its debts as they mature, or Maker shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code or any political subdivision thereof, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or

          (d) there shall be commenced against Maker any action or proceeding of
the  nature  referred  to  in   paragraph  (c)  above  or seeking  issuance of a
warrant of attachment,

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execution,  distraint,  or   similar  process   against  all  or any substantial
part of the property of Maker, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty days;

then, in addition to all rights and remedies of Payee under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, at his option, Payee may declare all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof shall forthwith become due and payable immediately, until the indebtedness evidenced by this Note is paid in full, plus all costs and expenses of collection or enforcement hereof, including, but not limited to, attorneys' fees and expenses. Upon the occurrence of any Event of Default hereunder, or upon maturity hereof (by acceleration or otherwise), the entire unpaid principal sum shall bear interest from the date of the occurrence of such Event of Default and after judgment and until collection, at the rate of ten percent (10%) per annum, but this provision shall not constitute an extension of the time for payment of principal or interest under this Note. The aforesaid default interest charge, when and if applicable, shall be due and payable immediately without notice or demand.

3.     Intentionally left blank.

4. Subordination. Maker, for itself, its successors and assigns, covenants and agrees, and the Payee and each successive holder of this Note, by its acceptance of this Note, likewise covenants and agrees (expressly for the benefit of the present and future holders of the Senior Debt (as hereinafter defined)), that the payment of principal of, and interest (if any) on, this Note is hereby expressly subordinated in right of payment to the prior payment in full of the principal of, premium (if any) and interest on, all Senior Debt of the Company, now existing or hereafter incurred or created. "Senior Debt" means, collectively, (i) all Indebtedness for Borrowed Money (and all renewals, extensions, refundings, amendments and modifications of any such Indebtedness for Borrowed Money); and (ii) all notes, or other instruments of indebtedness, issued by Maker in connection with any financings whereby Commonwealth Associates, L.P. acts as placement agent of any such financings, provided in each instance such debt is secured.

       "Indebtedness for Borrowed Money" means (i) all payment obligations of Maker to a bank, insurance company, finance company or other institutional lender or other entity regularly engaged in the business of extending credit in the form of borrowed money, provided such entity is not an affiliate of Maker (each of the foregoing, an "Institutional Lender") in respect of extensions of credit to Maker (or to a subsidiary of Maker to the extent such obligations are guaranteed by Maker pursuant to a written guarantee executed by the appropriate officer(s) of Maker) and (ii) all obligations, contingent or otherwise, relative to the face amount of all asset-based letters of credit, whether or not drawn, and banker's acceptances, in each case issued for the account of Maker (other than such as may be for the benefit of an affiliate of Maker).

       The provisions of this Section 4 are not for the benefit of Maker, but are solely for the purpose of redefining the relative rights of the holders of the Senior Debt, on the one hand, and the Payee, on the other hand. Nothing contained herein (i) shall impair, as between Maker and the Payee, the obligations of Maker, which are absolute and unconditional, to pay to the Payee all amounts payable in respect of this Note as and when the same shall become due and payable in accordance with the terms hereof or (ii) is intended to or shall affect the relative rights of the

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Payee  and  the  creditors  of  Maker,  or (iii)  shall  prevent  the Payee from exercising all rights, powers and remedies otherwise permitted by applicable law or upon a default or Event of Default under this Note as set forth in these subordination provisions.

5.     Miscellaneous.

           (a) Maker waives diligence, demand, presentment, protest and notice of any kind.

           (b) All payments to be made to Payee under this Note shall be made into such account or accounts as the Payee may from time to time specify for that purpose.

           (c) All notices, demands, requests and other communications required or otherwise given under this Note shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand against written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day, (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iv) transmitted by facsimile transmission electronically confirmed for receipt, in full, by the other party no later than 5:00 p.m., local time, on the date of transmission, addressed as follows:

                  If to Maker to:     eB2B Commerce, Inc.
                                      757 Third Avenue
                                      New York, New York 10017
                                      Attention: Chief Executive Officer
                                      Facsimile: (212) 703-2076

                  with a copy to:     Kaufman & Moomjian, LLC
                                      50 Charles Lindbergh Boulevard - Suite 206
                                      Mitchel Field, New York 11553
                                      Attention: Gary T. Moomjian, Esq.
                                      Facsimile: (516) 222-5110

                  If to Payee to:     Robert Bacchi
                                      c/o Bac-Tech Systems, Inc.
                                      665 Broadway
                                      New York, New York 10021
                                      Facsimile: (212) 759-6967

                  with a copy to:     Kasowitz, Benson, Torres & Friedman, LLP
                                      1633 Broadway
                                      New York, New York 10019
                                      Attention: Jack Schulman, Esq.
                                      Facsimile: (212) 506-1800

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

or at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section 5. Each such notice, demand, request or other communication shall be deemed given (i) on the date of such delivery by hand, (ii) on the first business day following the date of such delivery to the overnight delivery service or facsimile transmission, or (iii) three business days following such mailing.

           (d) All makers, endorsers, guarantors, and sureties hereof agree jointly and severally that if, and as often as, this Note is placed in the hands of any attorneys for collection or to defend or enforce any of Holder's rights hereunder Maker shall pay to Holder, if it is found that Holder is meritorious on its claims, its reasonable attorney's fees, together with all court costs and other expenses.

           (e) This Note may not be assigned without the prior written consent of the Maker.

           (f) The  execution  and   delivery  of this Note has been  authorized
by the Board of Directors of Maker.

           (g) This Note shall be governed by and construed, and all rights and obligations hereunder and thereunder determined, in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof and shall be binding upon the successors and assigns of Maker and inure to the benefit of the Payee, its successors, endorsees and assigns. The parties hereto hereby agree that any legal action or proceeding with respect to this Note or the Security Agreement or any amendments or any replacements hereof and thereof may be brought in any court of the State of New York sitting in the County of New York or in the United States District Court for the Southern District of New York. Each party hereto hereby irrevocably assents and submits to the personal jurisdiction of any of such courts in any such action or service. Each party hereto expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. Nothing in this Note shall affect or impair in any manner or to any extent the right of any party hereto to commence legal proceedings or otherwise proceed against any party in any jurisdction or to serve process in any manner otherwise permitted by law.

           (h) If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions shall in no way be affected thereby.

           (i) Whenever used  herein,   the  terms  "Maker" and "Payee" shall be
deemed to include their respective successors and assigns.

           (j) This Note may not be modified changed, waived, discharged or terminated orally but only by agreement or discharge in writing and signed by Payee. Any forbearance of Payee in exercising any right or remedy hereunder or under the Security Agreement, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Payee of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Payee's right to either require prompt payment

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

when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.

           (k) All makers, endorsers, guarantors and sureties hereof jointly and severally waive presentment, protest, notice of protest, demand, notice of demand or dishonor, notice of nonpayment and of intention to accelerate, diligence in collection, the bringing of suit against any other party, and any and all other notices and matters of a like nature. All makers, endorsers, guarantors and sureties consent to (i) any renewal, extension or modification (whether one or more) of the terms of the Security Agreement including the terms or time of payment under this Note; (ii) the release or surrender, exchange or substitution of any or any part of the security, direct or indirect, for the payment hereof; and (iii) the taking or releasing or other or additional parties primarily or contingently liable hereunder. Any such renewal, extension, modification, release, surrender, exchange or substitution may be made without notice to Maker and any endorsers, guarantors and sureties hereof and without affecting the liability of said parties hereunder.

           (l) This Note shall be payable without setoff or deduction.

           (m) Whenever Payee is referred to in this Note, such reference shall be deemed to include the successors and assigns of Payee, including, without limitation, any subsequent assignee or holder of this Note, and all covenants, provisions and agreements by or on behalf of Maker and any endorsers, guarantors and sureties hereof which are contained herein shall inure to the benefit of the successors and assigns of the Payee. Maker may not assign this Note except in connection with the acquisition of Maker to a financially responsible party, and including the assignment to such party of the Security Agreement.


           (n) In the event that any provision of this Note shall be declared invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Note, it being hereby agreed that such provisions are severable and that this Note shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

           (o) The headings of this Note have been inserted as a matter of convenience and shall not affect the construction hereof.

     IN WITNESS WHEREOF, this Note has been executed and delivered on the date first written above by the duly authorized representative of the Maker.


                                        EB2B COMMERCE, INC.


                                        By:      /s/ Richard S. Cohan
                                           ------------------------------------
                                        Name:    Richard S. Cohan
                                        Title:   CEO